Exhibit 99.1

Chimera Investment Corporation Reports 4th Quarter Core EPS of $0.07

NEW YORK--(BUSINESS WIRE)--February 9, 2009--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ending December 31, 2008 of $9.0 million or $0.07 per share as compared to Core Earnings of $1.3 million or $0.03 per share for the period November 21, 2007 (commencement of operations) to December 31, 2007, and Core Earnings for the quarter ending September 30, 2008 of $6.3 million or $0.16 per share. “Core Earnings” is a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, unrealized gains and losses, realized gains and losses on sales and terminations of interest rate swaps and other items that do not affect realized net income, regardless of whether such items are included in other comprehensive income or loss, or in net income. The Company reported GAAP net income of $8.8 million or $0.07 per share for the quarter ended December 31, 2008, a GAAP net loss for the period November 21, 2007 to December 31, 2007 of $2.9 million or $0.08 per share, and GAAP net loss of $107.6 million or $2.76 per share for the quarter ended September 30, 2008.

The Company declared common stock dividends of $0.04, $0.025, and $0.16 per share for the quarter ended December 31, 2008, the period November 21, 2007 to December 31, 2007, and the quarter ended September 30, 2008, respectively. The annualized dividend yield on the Company’s common stock for the fourth quarter, based on the December 31, 2008 closing price of $3.45, was 4.64%. On a Core Earnings basis, the Company provided an annualized return on average equity of 10.96%, 2.10%, and 7.97% for the quarter ending December 31, 2008, the period November 21, 2007 to December 31, 2007, and the quarter ending September 30, 2008 respectively. On a GAAP basis, the Company provided an annualized return on average equity of 10.72%, (4.87%), and (136.88%) for the quarter ending December 31, 2008, the period November 21, 2007 to December 31, 2007, and the quarter ending September 30, 2008 respectively.

Matthew J. Lambiase, Chief Executive Officer and President of Chimera, commented on the quarter’s results. “As we expected, the fourth quarter of 2008 saw significant volatility in the non-Agency MBS and non-conforming loan market. As a result, Chimera was patient in the deployment of the capital raised during the quarter. Terrific opportunities have arisen from the market dislocation, and I believe Chimera is well-positioned to take advantage of them in the quarters ahead.”

For the quarter ending December 31, 2008, the annualized yield on average earning assets was 5.74% and the annualized cost of funds on the average borrowed funds was 3.96% for an interest rate spread of 1.78%. This is a 16 basis point decrease over the 1.94% annualized interest rate spread for the period November 21, 2007 to December 31, 2007 and a 107 basis point increase over the 0.71% interest rate spread for the quarter ending September 30, 2008. The weighted average yield on assets was 5.93% and the weighted average cost of funds was 3.39% at December 31, 2008. For the period November 21, 2007 to December 31, 2007, the weighted average yield on assets was 6.62% and the weighted average cost of funds was 5.02%. At September 30, 2008 the weighted average yield on assets was 5.63% and the weighted average cost of funds was 7.10%. Leverage was 2.5:1, 0.5:1, and 4.6:1 at December 31, 2008, December 31, 2007, and September 30, 2008, respectively.

Residential mortgage-backed securities comprised approximately 66% of the Company’s investment portfolio at December 31, 2008. The balance of the portfolio was comprised of loans collateralizing secured debt.

The following table summarizes portfolio information for the Company:

	For the Quarter Ended December 31, 2008	For the Quarter Ended September 30, 2008	For the Period Commencing November 21, 2007 and Ended December 31, 2007
Leverage at period-end	2.5:1	4.6:1	0.5:1
Residential mortgage-backed securities as a % of portfolio	66.2%	60.4%	87.5%
Residential mortgage loans as a % of portfolio	-	-	12.5%
Loans collateralizing secured debt as a % of portfolio	33.8%	39.6%	-
Fixed-rate investments as % of portfolio	29.9%	18.4%	14.4%
Adjustable-rate investments as % of portfolio	70.1%	81.6%	85.6%
Fixed-rate investments
Residential mortgage-backed securities as a % of fixed-rate assets	49.9%	4.4%	39.5%
Residential mortgage loans as a % of fixed-rate assets	-	-	60.5%
Loans collateralizing secured debt as a % of fixed-rate assets	50.1%	95.6%	-
Adjustable-rate investments
Residential mortgage-backed securities as a % of adjustable-rate assets	73.1%	73.0%	95.5%
Residential mortgage loans as a % of adjustable-rate assets	-	-	4.5%
Loans collateralizing secured debt as a % of adjustable-rate assets	26.9%	27.0%	-
Annualized yield on average earning assets during the period	5.74%	5.35%	7.02%
Annualized cost of funds on average repurchase agreements balance during the period	3.96%	4.64%	5.08%
Annualized interest rate spread during the period	1.78%	0.71%	1.94%
Weighted average yield on assets at period-end	5.93%	5.63%	6.62%
Weighted average cost of funds at period-end	3.39%	7.10%	5.02%

The Company’s portfolio is comprised largely of high credit quality mortgage-backed securities and securitized whole residential mortgage loans. During the quarter ending December 31, 2008 the Company recorded a loan loss provision in general and administrative expenses of $940 thousand, as compared to a loan loss provision of $81 thousand for the period November 21, 2007 to December 31, 2007, and a decrease in its loan loss provision of $563 thousand for the quarter ending September 30, 2008. This increase is a result of an upward trend in delinquencies experienced by the loan originator. The Company discontinues accrual of income on loans that become greater than 60 days delinquent until such time as the loan again becomes performing. At December 31, 2008 there were no non-performing loans.

The Constant Prepayment Rate on the Company’s mortgage-backed securities was 9%, 14%, and 9% during the quarter ending December 31, 2008, the period November 21, 2007 to December 31, 2007, and the quarter ending September 30, 2008, respectively. The weighted average cost basis was 99.7, 99.0, and 100.1 as of December 31, 2008, December 31, 2007, and September 30, 2008, respectively. The net amortization of premiums was $319 thousand for the quarter ended December 31, 2008, net accretion of discounts on investments was $98 thousand for the period November 21, 2007 to December 31, 2007, and net amortization of premiums was $908 thousand for the quarter ended September 30, 2008. The total net discount remaining at December 31, 2008 was $5.3 million, the total net premium remaining at December 31, 2007 was $13.1 million, and the total net premium remaining at September 30, 2008 was $1.5 million.

General and administrative expenses, including the base management fee, as a percentage of average interest earning assets were 0.97%, 1.79%, and 0.44% for the quarter ending December 31, 2008, the period November 21, 2007 to December 31, 2007, and the quarter ending September 30, 2008, respectively. At December 31, 2008, December 31, 2007, and September 30, 2008 the Company had a common stock book value per share of $2.34, $14.29, and $6.18, respectively.

On October 24, 2008, the Company announced the sale of 110,000,000 shares of common stock at $2.25 per share for gross proceeds of approximately $247.5 million. Immediately following the sale of these shares, Annaly Capital Management, Inc. purchased 11,681,415 shares at the same price per share as the public offering, for gross proceeds of approximately $26.3 million. In addition, on October 28, 2008 the underwriters exercised the option to purchase up to an additional 16,500,000 shares of common stock to cover over-allotments for gross proceeds of approximately $37.1 million.

Chimera is a specialty finance company that invests in residential mortgage-backed securities, residential mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company and currently has 177,216,092 shares of common stock outstanding.

The Company will hold the fourth quarter 2008 earnings conference call on Tuesday, February 10, 2009 at 10:00 a.m. EST. The number to call is 866-730-5763 for domestic calls and 857-350-1587 for international calls and the pass code is 91220583. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 69860623. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the e-mail distribution list, please visit www.chimerareit.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our use of leverage, changes in the yield curve, the availability of mortgage loans, mortgage-backed securities and other real estate assets for purchase, changes in the market value of our assets, our ability to obtain financing and the terms of financing, general volatility of the securities markets in which we invest, interest rate mismatches between our assets and our borrowings used to fund such purchases, changes in interest rates and mortgage prepayment rates, effects of interest rate caps on our adjustable-rate mortgage-backed securities, rates of default or decreased recovery rates on our investments, prepayments of mortgage assets and the mortgage and other loans underlying our mortgage-backed or other asset-backed securities, the degree to which our hedging strategies may or may not protect us from interest rate volatility, changes in governmental regulations, tax law and rates and similar matters, market trends in our industry, interest rates, the debt securities markets or the general economy, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ending December 31, 2007 and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (dollars in thousands, except per share data)

	December 31, 2008 (unaudited)	September 30, 2008 (unaudited)	June 30, 2008 (unaudited)	March 31, 2008 (unaudited)	December 31, 2007 (1)

ASSETS

Cash and cash equivalents	$27,480	$6,167	$49,889	$91,370	$6,026
Restricted cash	-	-	29,507	102,834	1,350
Mortgage-Backed Securities, at fair value	855,467	759,378	1,116,586	1,229,780	1,124,290
Loans held for investment, net of allowance for loan losses of $0, $0, $546 thousand, $1.3 million, and $81 thousand, respectively	-	-	150,083	361,594	162,371
Securitized loans held for investment, net of allowance for loan losses of $1.6 million, $681 thousand and $698 thousand, respectively	583,346	598,014	613,580	-	-
Receivable for investments sold	-	-	-	113,581	-
Reverse repurchase agreements	-	-	-	-	265,000
Accrued interest receivable	9,951	8,212	9,863	9,993	6,036
Other assets	1,257	456	1,648	892	563

Total assets	$1,477,501	$1,372,227	$1,971,156	$1,910,044	$1,565,636

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$562,119	$619,657	$909,089	$1,439,534	$270,584
Collateralized debt obligation	488,743	500,688	504,397	-	-
Payable for investments purchased	-	-	146,824	-	748,920
Accrued interest payable	2,465	2,579	3,518	3,207	415
Dividends payable	7,040	6,048	6,044	9,814	943
Accounts payable and other liabilities	2,679	2,313	3,540	2,528	1,729
Interest rate swaps, at fair value	-	-	10,065	35,649	4,156

Total liabilities	1,063,046	1,131,285	1,583,477	1,490,732	1,026,747

Stockholders’ Equity:
Common stock: par value $.01 per share; 500,000,000 authorized, 177,198,212 38,992,893, 38,999,850, 37,744,918, and 37,705,563 outstanding, respectively	1,760	378	378	377	377
Additional paid-in capital	831,966	533,220	533,026	532,818	532,208
Accumulated other comprehensive (loss) income	(266,668)	(138,307)	(104,980)	(45,285)	10,153
Accumulated deficit	(152,603)	(154,349)	(40,745)	(68,598)	(3,849)

Total stockholders’ equity	414,455	240,942	387,679	419,312	538,889

Total liabilities and stockholders’ equity	$1,477,501	$1,372,227	$1,971,156	$1,910,044	$1,565,636

(1) Derived from the audited financial statements at December 31, 2007.

CHIMERA INVESTMENT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (dollars in thousands, except per share data)

	For the Quarter Ended December 31, 2008 (unaudited)	For the Quarter Ended September 30, 2008 (unaudited)	For the Quarter Ended June 30, 2008 (unaudited)	For the Quarter Ended March 31, 2008 (unaudited)	For the Year Ended December 30, 2008 (unaudited)	For the Period November 21, 2007 (date operations commenced) through December 31, 2007 (1)

Interest income	$23,656	$23,458	$29,951	$28,194	$ 105,259	$3,492
Interest expense	10,954	15,543	20,025	14,022	60,544	415

Net interest income	12,702	7,915	9,926	14,172	44,715	3,077

Unrealized gains (losses) on Interest rate swaps	-	10,065	25,584	(31,493)	4,156	(4,156)
Realized gains (losses) on sales of investments	-	(113,130)	1,644	(32,819)	(144,304)	-
Realized gains (losses) on terminations of interest rate swaps	-	(10,460)	123	-	(10,337)	-

Net Investment Income (Expense)	12,702	(105,610)	37,277	(50,140)	(105,770)	(1,079)

Expenses
Management fee	2,292	1,681	2,228	2,227	8,428	1,217
General and administrative expenses	1,626	253	1,152	2,565	5,599	605
Total expenses	3,918	1,934	3,380	4,792	14,027	1,822

Income (loss) before income taxes	8,784	(107,544)	33,897	(54,932)	(119,797)	(2,901)

Income taxes	(3)	12	-	3	12	5

Net income (loss)	$8,787	($ 107,556)	$33,897	($ 54,935)	($ 119,809)	($ 2,906)

Net income (loss) per share – basic and diluted	$0.07	($ 2.76)	$0.87	($ 1.46)	($ 1.90)	($0.08)

Weighted average number of shares outstanding – basic and diluted	135,115,190	38,992,893	38,999,850	37,744,486	63,155,878	37,401,737

Net income (loss)	$8,787	($ 107,556)	$33,897	($ 54,935)	($ 119,809)	($ 2,906)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(128,361)	(146,456)	(58,051)	(88,257)	(410,972)	10,153
Reclassification adjustment for realized (gains) losses included in income	-	113,130	(1,644)	32,819	144,304	-
Other comprehensive (loss) income	(128,361)	(33,326)	(59,695)	(55,438)	(266,668)	10,153
Comprehensive (loss) income	($ 119,574)	($ 140,882)	($ 25,798)	($ 110,373)	($ 386,477)	$ 7,247

(1) Derived from the audited financial statements at December 31, 2007.

CONTACT:
Chimera Investment Corporation
Investor Relations
1-866-315-9930
www.chimerareit.com